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                                  EXHIBIT 99.1

                                  PRESS RELEASE

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BIOQUAL, Inc.              www.bioqual.com
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                                                                 "NEWS RELEASE"

FOR RELEASE: February 14, 2002, Rockville, MD
CONTACT: John C. Landon, Ph.D., President (301-251-2801)

         BIOQUAL, INC., TO TERMINATE LISTING OF COMMON STOCK ON CHICAGO STOCK EXCHANGE AND TERMINATE SEC REGISTRATION OF COMMON STOCK


ROCKVILLE, MARYLAND -- BIOQUAL, Inc. (BIOQ-OTC, BQI-Chicago Stock Exchange), a Maryland-based biomedical research company, has applied for withdrawal of the listing of its common stock on the Chicago Stock Exchange. Upon approval of the application by the Chicago Stock Exchange, Bioqual intends to file an application with the Securities and Exchange Commission to withdraw its common stock from listing on the Exchange, and to terminate the registration of the Company's common stock under the Securities and Exchange Act of 1934. BIOQUAL has concluded that it is not cost effective to maintain the listing and registration under the securities laws. BIOQUAL will be eligible to terminate the registration of its common stock because there are less than 500 record holders of its common stock, and BIOQUAL's total assets have been less than $10 million on the last day of each of its last three fiscal years.

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